UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2007

POINTSTAR ENTERTAINMENT CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52393

(Commission File Number)

98-0494003

(IRS Employer Identification No.)

5927 Balfour Court, Suite 201 Carlsbad, CA 92008

(Address of principal executive offices and Zip Code)

(760) 901-5404

Registrant's telephone number, including area code

Loft Office Building 3, Suite #104, P.O. Box 500449 Dubai, United Arab Emirates

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 3 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us", and "our" refer to Pointstar Entertainment Corp.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 18, 2007, we entered into an Asset Purchase Agreement with Hans Bio Shaft Limited and Hassan Hans Badreddine pursuant to which we agreed to purchase the U.K. patent and related U.S. and European patent applications for the design of a certain waste water treatment plant system. In consideration for the U.K. patent and related U.S. and European patent applications, we agreed to issue to Dr. Badreddine, the principal shareholder of Hans Bio Shaft Limited, 27,000,000 restricted shares of our common stock. In addition to the shares, we agreed to pay cash consideration of $750,000 to Dr. Badreddine.

Furthermore, pursuant to the Asset Purchase Agreement, we agreed to pay Dr. Badreddine additional amounts of up to $1,750,000 on the following terms:

a)

$750,000 upon the due execution and delivery, within 90 days from the closing of the transactions contemplated under the Asset Purchase Agreement, of contracts for the purchase of the waste water plant system in the aggregate amount of $6,000,000; and

b)

$1,000,000 upon the due execution and delivery, within 180 days from closing of the transactions contemplated under the Asset Purchase Agreement, of additional contracts for the purchase of the waste water plant system in the aggregate amount of $10,000,000.

Pursuant to the Asset Purchase Agreement, we agreed to arrange a financing of up to $1,500,000, $750,000 of which would be used toward the payment of cash consideration for the U.K. patent and related U.S. and European patent applications and the other $750,000 would be used as our working capital.

Furthermore, as conditions precedent to the closing of the transactions contemplated under the Asset Purchase Agreement, the followings had to occur:

•	our directors needed to pass resolutions appointing Dr. Badreddine as our President and a director of our company;
•

we had to arrange a financing of up to $1,500,000, consisting of up to 3,000,000 units at a price of $0.50 per unit, each unit consisting of one common share and two common share purchase warrants. One warrant had to be exercisable for one common share for a period of 24 months from the date of issue at an exercise price of $0.55 per share and one warrant had to be exercisable for one common share for a period of 48 months from the date of issue at an exercise price of $0.60 per share; and

•	we had to agree to change our name to such name as Hans Bio Shaft Limited might reasonably request, subject to requisite regulatory approvals.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 18, 2007, we completed the transactions contemplated under the Asset Purchase Agreement. We acquired U.K. Patent GB2390365 titled "WASTE WATER TREATMENT PLANT AND METHOD" and related U.S. and European patent applications from Hans Bio Shaft Limited pursuant to the Patent Assignment Agreement between Hans Bio Shaft Limited and our company. In consideration for the U.K. patent and related U.S. and European patent applications, we issued to Dr. Badreddine 27,000,000 restricted shares of our common stock. In addition to the shares, we paid cash in the amount of $750,000 to Dr. Badreddine.

Pursuant to the Asset Purchase Agreement, we closed a private placement consisting of 3,000,000 units of our securities at a price of $0.50 per unit for aggregate proceeds of $1,500,000 on August 22, 2007. Each unit consists of: (i) one common share, (ii) one share purchase warrant entitling the holder thereof to purchase one common share for a period of twenty-four months commencing from the closing of the private placement, at an exercise price of $0.55 per common share; and (iii) one share purchase warrant entitling the holder thereof to purchase one common share for a period of thirty-six months commencing from the closing of the private placement, at an exercise price of $0.60 per common share. We issued the units to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Furthermore, pursuant to the Asset Purchase Agreement, our directors passed resolutions appointing Dr. Badreddine as our President and a director of our company and we agreed to change our name to Bioshaft Water Technology, Inc., subject to requisite regulatory approvals.

As a result of the closing of the transactions contemplated under the Asset Purchase Agreement, and as disclosed in Item 5.06 of this current report, our company ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We have a history of losses and no revenues, which raise substantial doubt about our ability to continue as a going concern.

From inception to July 31, 2007, we have incurred aggregate net losses of $45,651 from operations. We can offer no assurance that we will ever operate profitably or that we will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will order products, the size of customers’ orders, the demand for our products, and the level of competition and general economic conditions.

Our company's operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. No assurance can be given that we may be able to operate on a profitable basis.

Due to the nature of our business and the early stage of our development, our securities must be considered highly speculative. We have not realized a profit from our operations to date and there is little likelihood that we will realize any profits in the short or medium term. Any profitability in the future from our business will be dependent upon the successful commercialization or licensing of our core products, which itself is subject to numerous risk factors as set forth below.

We expect to continue to incur development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flows until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional products are developed and commercially released and sales of such products made so that we are operating in a profitable manner. Our history of losses and no revenues raise substantial doubt about our ability to continue as a going concern.

We have had negative cash flows from operations since inception. We will require significant additional financing, the availability of which cannot be assured, and if our company is unable to obtain such financing, our business may fail.

To date, we have had negative cash flows from operations and have depended on sales of our equity securities and debt financing to meet our cash requirements. We may continue to have negative cash flows. We have estimated that we will require approximately $3,410,000 to carry out our business plan for the next twelve months. There is no assurance that actual cash requirements will not exceed our estimates. We will require additional financing to finance working capital and pay for operating expenses and capital requirements until we achieve a positive cash flow.

Our ability to market and sell our waste water treatment plant system will be dependent upon our ability to raise significant additional financing. If we are unable to obtain such financing, we will not be able to fully develop our business. Specifically, we will need to raise additional funds to:

•	support our planned growth and carry out our business plan;
•	protect our intellectual property;
•	hire top quality personnel for all areas of our business
•	address competing technological and market developments; and
•	market and develop our technologies.

We may not be able to obtain additional equity or debt financing on acceptable terms as required. Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements. Any additional equity financing may involve substantial dilution to our then existing shareholders. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results and compete effectively. More importantly, if we are unable to raise further financing when required, we may be forced to scale down our operations and our ability to generate revenues may be negatively affected.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have no history of revenues from operations and have no significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have just completed our acquisition of U.K. Patent GB2390365 and our company has no operating history in the business of designing and manufacturing domestic waste water treatment plant system. Accordingly, we must be considered in the development stage. Our success is significantly dependent on a successful commercialization of our waste water treatment plant system. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to develop a useful waste water treatment system or achieve commercial acceptance of our waste water treatment plant system or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

If we fail to effectively manage the growth of our company and the commercialization of our products and technology, our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the commercialization of our products, technologies and the expansion of our marketing and commercialization efforts internationally, we expect to experience significant growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We anticipate that we will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse effect on our business and financial condition.

We do not have the ability to manufacture our product on a commercial scale and will need to rely on third-party manufacturers and other third parties for production of our products, and our dependence on these manufacturers may impair the development of our product candidates.

Currently, we do not have the ability internally to manufacture our product on a commercial scale. We are in the process of identifying manufacturers for long-term supply contracts of components and subassemblies of our product. There are several potential manufacturers capable of manufacturing components and subassemblies for our waste water treatment plant system. There can be no assurance that we will be able to successfully negotiate long-term agreements with any of such potential manufacturers at a reasonable price and on other acceptable terms.

If our third-party manufacturers fail to deliver our products on a timely basis, with sufficient quality, and at commercially reasonable prices, we may be required to delay, suspend or otherwise discontinue development and production of our product. While we may be able to identify replacement third-party manufacturers or develop our own manufacturing capabilities for our product, this process would likely cause a delay in the availability of our product and an increase in costs. We may also be required to enter into long-term manufacturing agreements that contain exclusivity provisions and/or substantial termination penalties. In addition, third-party manufacturers may have a limited number of facilities in which our product can be produced, and any interruption of the operation of those facilities due to events such as equipment malfunction or failure or damage to the facility by natural disasters could result in the cancellation of shipments, loss of product in the manufacturing process or a shortfall in available product.

We depend upon a number of third party suppliers for component parts for our products, and any disruption from such suppliers could prevent us from delivering our products to our customers within required timeframes or at scheduled prices, which could result in order cancellations and a decline in sales.

We assemble our products using materials and components procured from a number of third-party suppliers. If we fail to maintain our relationships with these suppliers, we may be unable to assemble our products or our products may be available only at a higher cost or after a long delay. We may be unable to obtain comparable materials and components from alternative suppliers. Our failure to obtain components that meet our quality, quantity, technological and cost requirements in a timely manner may interrupt or impair our ability to assemble our products or it may increase our manufacturing cost. We may be unable to identify new suppliers or qualify their products for use on our production lines in a timely manner and on commercially reasonable terms. Any of these factors could prevent us from delivering our products to our customers within required timeframes, and we may experience order cancellations which would adversely affect our business operations.

We may lose our competitiveness if we are not able to protect our proprietary technology and intellectual property rights against infringement, and any related litigation may be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology. If any of our competitors copy or otherwise gain access to our proprietary technology or develop similar technologies independently, we may not be able to compete as effectively. The measures we have implemented to protect our proprietary technology and other intellectual property rights are currently based upon a combination of a patent, patent applications and trade secrets. These measures, however, may not be adequate to prevent the unauthorized use of our proprietary technology and our other intellectual property rights. Our pending patent applications may not result in the issuance of any patents or any issued patents that will offer protection against competitors with similar technology. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, may result in substantial costs and a diversion of our company's resources. In addition, notwithstanding our rights to our intellectual property, other persons may bring claims against us alleging that we have infringed on their intellectual property rights or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our business or require us to make changes to our technology.

The manufacture, use or sale of our waste water treatment plant system may infringe on the patent rights of others, and we may be forced to litigate if an intellectual property dispute arises.

If we infringe or are alleged to have infringed another party’s patent rights, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, do not successfully defend an infringement action or are unable to have infringed patents declared invalid, we may:

•	incur substantial monetary damages;
•	encounter significant delays in marketing our waste water treatment plant system;
•	be unable to conduct or participate in the manufacture, use or sale of our waste water treatment plant system;
•	lose patent protection for our inventions and products; or
•	find that our patents are unenforceable, invalid, or have a reduced scope of protection.

Parties making such claims may be able to obtain injunctive relief that could effectively block our ability to further develop or commercialize our waste water treatment plant system in United States, Central and Eastern Europe, Asia and Middle East and could result in the award of substantial damages. Defense of any lawsuit or failure to obtain any such license could substantially harm the company. Litigation, regardless of outcome, could result in substantial cost to and a diversion of efforts by the company.

Because our waste water treatment plant system has not been accepted as a recognized form of waste water treatment, we face significant barriers to acceptance of our services.

Our waste water treatment plant system has not been fully utilized in any particular market. The use of equipment such as ours is a relatively new form of waste water treatment. Traditionally, these services are provided through other treatment methodologies, such as chemicals or other aeration methods. Accordingly, we face significant barriers to overcome the consumer preferences of traditionally used treatment programs for the type of waste water treatment products and services that we offer.

Market acceptance of our products and services will depend in large part upon our ability to demonstrate the technical and operational advantages and cost effectiveness of our products and services as compared to alternative, competing products and services, and our ability to train customers concerning the proper use and application of our products. There can be no assurance that our products and services will achieve a level of market acceptance that will be profitable for us.

Our waste water treatment plant system may not achieve market acceptance at a level necessary for us to operate successfully.

Our waste water treatment plant system may not achieve market acceptance at a level necessary to enable production at a reasonable cost, to support the required sales and marketing effort, to effectively service and maintain, and to support continuing research and development costs. In addition, our waste water treatment plant system may:

•	be difficult or overly expensive to produce;
•	fail to achieve performance levels expected by customers;
•	have a price level that is unacceptable in our targeted industries; or
•	be precluded from commercialization by the proprietary rights of others or other competitive forces.

We cannot assure you that we will be able to successfully manufacture and market our waste water treatment plant system on a timely basis, achieve anticipated performance levels or throughputs, gain and maintain industry acceptance of our waste water treatment plant system or develop a profitable business. The failure to achieve any of these objectives would have a material adverse effect on our business, financial condition and results of operations.

Because we face intense competition from larger and better-established companies that have more resources than we do, we may be unable to implement our business plan or increase our revenues.

The market for our waste water treatment products and services is intensely competitive and highly fragmented. Many of these competitors may have longer operating histories, greater financial, technical and marketing resources, and enjoy existing name recognition and customer bases. New competitors may emerge and rapidly acquire significant market share. In addition, new technologies likely will increase the competitive pressures we face. Competitors may be able to respond more quickly to technological change, competitive pressures, or changes in consumer demand. As a result of their advantages, our competitors may be able to limit or curtail our ability to compete successfully.

In addition, many of our large competitors may offer customers a broader or superior range of services and technologies. Some of our competitors may conduct more extensive promotional activities and offer lower commercialization and licensing costs to customers than we do, which could allow them to gain greater market share or prevent us from establishing and increasing our market share. Increased competition may result in significant price competition, reduced profit margins or loss of market share, any of which may have a material adverse effect on our ability to generate revenues and successfully operate our business. Our competitors may develop technologies superior to those that our company currently possess. In the future, we may need to decrease our prices if our competitors lower their prices. Our competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Such competition will potentially affect our chances of achieving profitability, and ultimately affect our ability to continue as a going concern.

If product liability lawsuits are successfully brought against us, we will incur substantial liabilities and may be required to limit commercialization of our products.

We face an inherent business risk of exposure to product liability claims in the event that an individual is harmed because of the failure of our products to function properly. If we cannot successfully defend ourselves against the product liability claim, we will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•	decreased demand for our products;
•	injury to our reputation;
•	costs of related litigation;
•	substantial monetary awards to plaintiffs;
•	loss of revenues; and
•	the inability to commercialize our technologies.

We currently carry no product liability insurance. Although we expect to obtain product liability insurance coverage in connection with the commercialization of our products, such insurance may not be available on commercially reasonable terms or at all, or such insurance, even if obtained, may not adequately cover any product liability claim. A product liability or other claim with respect to uninsured liabilities or in excess of insured liabilities could have a material adverse effect on our business and prospects.

Products which incorporate our waste water treatment technology will be subject to extensive regulation, which can be costly and time-consuming and could subject us to unanticipated delays or prevent us from obtaining the required approvals to commercialize our products.

Before we can market and sell products which incorporate our waste water treatment technology in the United States and abroad, extensive regulatory testing, inspection and approvals may be required. The regulatory process can be costly and time consuming. Our products which incorporate the waste water treatment technology may not receive necessary regulatory approval. Even if these products receive approval, the approval process might delay marketing and sale of our products, which may lead to a failure to meet our sales projections.

We will be subject to laws, regulations and other procedures with respect to government procurement.

Because we plan to sell some of our products to government agencies, we will be subject to laws, regulations and other procedures that govern procurement and contract implementation by those agencies. These agencies are likely to impose vendor qualification requirements, such as requirements with respect to financial condition, insurance and history. We have limited experience with government procurement and cannot assure you that we will be able to meet existing or future procurements laws, regulations and procedures or that we will be able to qualify as a vendor.

Substantially all of our assets and a majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Although we are organized under the laws of the State of Nevada, United States, a majority of our directors and our officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce judgements against us that are obtained in the United States in any action, including actions predicated upon civil liability provisions of federal securities laws. In addition, as the majority of our assets are located outside of the United States, it may be difficult to enforce United States bankruptcy proceedings against us. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor's property, wherever it is located, including property situated in other countries. Courts outside of the United States may not recognize the United States bankruptcy court's jurisdiction. Accordingly, you may have trouble administering a United States bankruptcy case involving a Nevada company as debtor with most of its property located outside the United States. Any orders or judgements of a bankruptcy court obtained by you in the United States may not be enforceable.

Our bylaws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our bylaws contain provisions with respect to the indemnification of our officers and directors against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection with any action, suit or proceeding to which they were made parties by reason of his or her being or having been one of our directors or officers.

Currency translation and transaction risk may negatively affect our net sales, cost of sales and gross margins, and could result in exchange losses.

Although our reporting currency is the United States dollar, we intend to conduct our business and incur costs in the local currency of the other countries in which we intend to operate. Changes in exchange rates between foreign currencies and the United States dollar could affect our net sales and cost of sales figures, and could result in exchange losses. In addition, we incur currency transaction risk whenever we enter into either a purchase or a sales transaction using a dollar currency other than the United States.

RISKS RELATED TO OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

We are authorized to issue up to 300,000,000 shares of common stock with a par value of $0.001. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our company.

Trading of our stock may be restricted by the Securities Exchange Commission's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our stock and have an adverse effect on the market for our shares.

DESCRIPTION OF BUSINESS

Corporate Overview

We were incorporated under the laws of the State of Nevada on March 8, 2006. Our principal executive offices are located at 5927 Balfour Court, Suite 201 Carlsbad, CA 92008.

Since our incorporation, we had been in the process of establishing ourselves as a company that seeks to obtain distribution rights for television programming and movies from film studios, television network companies, and independent production houses. Because we were not successful in implementing our business plan, we considered various alternatives to ensure the viability and solvency of our company.

On August 14, 2007, Imad Kamel Yassine replaced Altaf Alimohamed as one of our directors. Subsequent to his appointment, Mr. Yassine has focused his efforts on the identification of business alternatives and additional financing.

On September 18, 2007, we entered into an Asset Purchase Agreement with Hans Bio Shaft Limited and Hassan Hans Badreddine pursuant to which we agreed to purchase the U.K. patent and related U.S. and European patent applications for the design of a certain waste water treatment plant system. On September 18, 2007, we completed the acquisition of U.K. Patent GB2390365 titled "WASTE WATER TREATMENT PLANT AND METHOD" and related U.S. and European patent applications from Hans Bio Shaft Limited pursuant to the Patent Assignment Agreement that we entered into with Hans Bio Shaft Limited. In consideration for the U.K. patent and related U.S. and European patent applications, we issued to Dr. Badreddine, the principal shareholder of Hans Bio Shaft Limited, 27,000,000 restricted shares of our common stock. In addition to the shares, we paid cash consideration of $750,000 to Dr. Badreddine.

Furthermore, pursuant to the Asset Purchase Agreement, we agreed to pay Dr. Badreddine additional amounts of up to $1,750,000 on the following terms:

•

$750,000 upon the due execution and delivery, within 90 days from the closing of the transactions contemplated under the Asset Purchase Agreement, of contracts for the purchase of the waste water plant system in the aggregate amount of $6,000,000; and

•

$1,000,000 upon the due execution and delivery, within 180 days from closing of the transactions contemplated under the Asset Purchase Agreement, of additional contracts for the purchase of the waste water plant system in the aggregate amount of $10,000,000.

Pursuant to the Asset Purchase Agreement, we closed a private placement consisting of 3,000,000 units of our securities at a price of $0.50 per unit for aggregate proceeds of $1,500,000 on August 22, 2007.

Furthermore, pursuant to the Asset Purchase Agreement, our directors passed resolutions appointing Dr. Badreddine as our President and a director of our company and we agreed to change our name to such name as Hans Bio Shaft Limited may reasonably request, subject to requisite regulatory approvals.

Our Current Business

With the completion of the Asset Purchase Agreement to acquire the U.K. patent and related U.S. and European patent applications, we changed our business to the business of designing and manufacturing domestic waste water treatment plant system. We are currently engaged in a specific branch of waste water treatment known as domestic waste or sewage treatment. In the future, we also plan to expand into the treatment of industrial waste.

Principal Products

Our principal product is a domestic waste water treatment plant system. This system is made using our patented Hans BioShaft unit. Hans BioShaft unit works by emulating and accelerating a natural process found in rivers. The waste water treatment plant system for which we use our Hans BioShaft unit is called the "Hans BioShaft System." The Hans BioShaft System comprises four treatment phases with Hans BioShaft unit being used in the second treatment phase. The four treatment phases are:

a)	Mechanical/Primary Treatment Phases (Pre-treatment phase) which includes:
•	Delivery to the treatment
•	Screening and maceration
b)	Biological/Secondary Treatment Phase which includes:
•	Balance Tank (Aeration)
•	Hans BioShaft units
•	Clarification
c)	Tertiary Treatment Phase which includes:
•	Effluent disinfection

d)	Sludge Treatment which includes:
•	Biomass collecting tank (only for larger capacities >10,000 m3/day)

Figure 1

The Hans BioShaft System is an attached growth process for the biological treatment of the human (domestic) waste water. It is known that conventional suspended growth process requires large aeration and sedimentation volumes. These volumes can be reduced significantly with use of biomass carriers which have a high specific surface area. The application of a large number of biomass carriers instead of sedimentation by surface aeration has a positive effect on the efficiency and size of the required equipment.

The waste water enters the Hans BioShaft unit (see Figure 2) where it flows through the biological aeration filter chamber which contains the hollow plastic media (biomass carriers). Anoxic decomposition takes place on the inner surface (hollow area) of the biomass carrier, while on the outside, corrugated surface, the process is aerobic. This ensures a high level of sewage purification at fast speed.

The oxygen demand for the decomposition process is provided by the central air lift aerator. The air is supplied by a compressor and is dispersed by a special maintenance free membrane diffuser providing an enormous number of micro bubbles which saturate the sewage with oxygen and simultaneously force the sewage up to the surface. This oxygen rich fluid then passes back down through the aeration chamber in intimate contact with the carriers. Because the biomass carriers have a relative density less than unity they will always try to rise toward the surface, but are constantly forced downward under the pressure of the aerated sewage. These two forces ensure that there is constant upward and downward motion of the carriers within the aeration chamber.

Collision between the carriers will occur which will remove the excess microbial biomass by means of down current. This self-cleaning feature will protect the biological filter against any possible clogging, and makes the unit virtually maintenance free.

Treated water flows to final sedimentation compartment in the Hans BioShaft unit where suspended particles sink down to the bottom of the tank. This active biomass is then transferred back to the balance tank at periodic intervals by the airlift system which eliminates the need for sludge pumps.

Purified water rises up the outer compartment of the Hans BioShaft unit to the outlet and flows to the clarifier tank for final settlement and polishing before discharge. Any remaining biomass will settle to the bottom of the clarifier tank and will be periodically airlifted back to the balance tank.

Odors are eliminated due to the absorption of large quantities of oxygen in the system which converts odorous gases into dissolved chemicals.

The Market

Our market for the Hans BioShaft System encompasses both the municipal and private sectors. We will make direct sales calls to private contractors and industrial companies. For municipal projects, it will be necessary to assign a local agent or who is familiar with the market and the environmental government entities. This effort will also be supported with trade shows, sales brochures, website and online marketing.

The potential market segments are:

•	Middle East
•	United States
•	Central and Eastern Europe
•	Asia

Middle East Market Segment

Initially, we will target waste water operators of municipalities, land developers, and private enterprises in the Middle East and then move into international markets. Currently the countries in the Middle East are encountering severe water shortages, resulting from population growth caused by rapid economic development. We believe that, as water demand increases in the region, water efficiency will need to be improved in all sectors, including the agriculture sector, which is a major consumer of water in the Middle East.

United States Market Segment

We are headquartered in Carlsbad, California and we plan to focus on the United States market.

We believe the market trends in the United States favor us, particularly because we have many qualities that differentiate us from the competition, such as rapid manufacturing, lower costs, less space requirements and less odor emission. We believe the high costs for fresh water and tough discharge standards in the United States are forcing industries to seek cost effective methods to treat waste water and reuse it.

Central and Eastern European Market Segment

We plan to target the Central and Eastern European market segment. One of the biggest drivers in this steadily growing market is the European Union directive for candidate countries. European Union funding aims at assisting new member and candidate countries to improve the waste water infrastructure in their regions.

We believe that this market is very price sensitive, giving us a competitive advantage. The choice of treatment processes is often based on price. Price is more important in this market then the long term benefits of advanced treatment systems. Furthermore the low price equipment vendors in South Eastern Europe are offering stiff competition to suppliers coming in from the mature western markets. The key to success here is to adopt innovative pricing strategies such as Build Own Operate. The Build Own Operate method will allow us to create cash flows for many years and secure positive income for our company.

We also plan to establish local partnerships and concentrate on niche regional markets such as treatment plants for smaller communities.

Asian Market Segment

We plan to target several countries in Asia, especially China and the Philippines.

In the Philippines market, we believe there is a large market for water and waste water treatment products and equipment and we expect it to grow over the next few years. We believe the best opportunities for U.S. exporters are products for municipal water systems.

The Philippine water and waste water problems can be attributed to staggering population growth and industrialization. The result of this is a booming market for water and waste water treatment products and equipment.

There are no restrictions on imports waste water treatment products and equipment. Tariff rates imposed on most waste water equipment range from 5% to 10%.

The other major market in Asia is the Chinese market. Currently, the percentage of foreign capital in the waste water treatment industry in China is low because of low level of Chinese government investment, lack of sewage standards, lack of sewage drainage networks, low sewage treatment prices.

However, in the coming years we expect the Chinese market to evolve and we believe that we can compete in this growing market due to the size of the market and close proximity of our manufacturing facilities, which are expected to be near Shanghai.

Competition

We believe the driving forces in the waste water treatment industry to be technology and the overall cost of the treatment system. Some important industry trends that we are currently well positioned for are a shift toward nonchemical and multi-barrier treatment and the use of package plants for smaller communities.

While there are many competitors providing waste water treatment systems, our major competitors are Zenon and Smith & Loveless. Smith & Loveless, in particular, has a technology called the membrane bio reactor. Even though there are many alternative technologies for sewage treatment, two major competing technologies for our Hans BioShaft System are the traditional technologies such as activated sludge and membrane reactor treatments.

We expect competition to become increasingly intensified in the future and there is no assurance that we can keep pace with the intense competition in this market. Many of our competitors have significantly greater brand recognition, customer bases, operating histories and financial and other resources. In addition, many companies have expanded the size of their operations by acquiring other complementary companies to form advantageous strategic alliances. Many of our competitors offer less effective but similar services at less cost than us and have the financial resources to create more attractive pricing.

The system we bring to the market has not been introduced previously. Because engineering professionals are generally cautious about recommending new products to the market if not familiar with them, we may have difficulties in gaining market share.

Sales and Marketing

Initially, we intend to target waste water operators of municipalities, land developers, and private enterprises in the Middle East and then move into international markets. We will attempt to reach these segments through traditional marketing methodologies. These methodologies include attendance at business specific conferences, direct mailings of brochures, warm and cold calling, website and e-commerce approaches and advertisements in trade publications.

Besides direct sales effort to large users of our products, a major element of our marketing efforts will be to develop a network of 4 strategic alliances with several types of companies, including:

•	contractors that specialize in the construction of water treatment plants;
•	engineering firms that work with municipalities;

•	firms that specialize in Build Own Operate project utilities;
•	Chinese manufacturers that we can outsource to.

Our marketing strategy will be to position ourselves as differentiated sewage treatment system provider. The primary goal of all marketing efforts will be to communicate these potential benefits to potential customers.

The sales strategy is to focus first on meeting the increased demand from our Middle East clients with whom Dr. Badreddine has established relationships for larger orders. These clients are critical to our ability to acquire additional accounts. Secondly we will focus on increasing the volume to the Middle East market. When we have reached maximum sales to existing channels we can then shift the majority of our focus to securing additional regions using our innovative contract pricing techniques such as Build Own Operate. This sales strategy is to concentrate on that segment of the market that can be most easily captured by our company.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the sale and use of our product in the jurisdictions where our products are sold.

In the United States, the sale and provision of on-site commercial and domestic waste water treatment devices is regulated at the state level through product registration, advertising restrictions, water testing, product disclosure and other regulations specific to the water treatment industry. In addition, municipal governments such as cities and counties frequently can require more stringent regulation. The United States Environmental Protection Agency is generally not involved in the regulation of waste water treatment devices with flow rates less than 1,000 gallons per day. In some cases, industrial, municipal, and other facilities must obtain certain permits from governmental authorities.

Federal agencies such as the United States Environmental Protection Agency, state agencies such as the Department of Health Services of various states, and local agencies such as regional pollution control boards, all have an interest in the quality of water discharged from sanitary sewer treatment plants. At a minimum, sewer treatment plants must protect the health and welfare of the local population by ensuring that raw or primary treated waste water does not contaminate the local potable water supply. At a maximum, some agencies must treat all inflows to tertiary standards, and then pump all treated water out of the drainage basin so that no effluent ever drains to a water supply.

Regulating agencies can compel sewer treatment enterprises to construct improvements to their plants by requiring higher standards in effluent quality. If not in compliance with regulations, sewer enterprises may be subject to heavy fines. Regulation is therefore often the driving force behind increasing sewer treatment costs in the United States, and is directly linked to the high cost of constructing or expanding a sewer treatment facility.

Intellectual Property

We own the inventions covered by United Kingdom Patent GB2390365 titled "WASTE WATER TREATMENT PLANT AND METHOD". We also acquired the following related patent applications from Hans Bio Shaft Limited under the Asset Purchase Agreement and the Patent Assignment Agreement:

•	PCT international patent application PCT/GB04/00002 (publication WO2005066081);
•	European patent application EP20040700280 (publication EP1711440); and
•	United States patent application US10/585,244 (publication US 2007-0163954 A1);

however, although related, these patent applications are not linked by priority to our U.K. patent.

We intend to require our customers to enter into confidentiality and nondisclosure agreements before we disclose any sensitive aspects of our technologies or strategic plans, and we intend in the future to enter into proprietary information agreements with employees and consultants. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology. It is difficult to monitor unauthorized use of technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as laws in the United States and the United Kingdom. In addition, our competitors may independently develop technology similar to ours. Our precautions may not prevent misappropriation or infringement of our intellectual property.

No assurance can be given that any patents based on pending patent applications or any future patent applications by us, or any future licensors, will be issued, that the scope of any patent protection will exclude competitors or provide competitive advantages to us, that any of the provisional patent applications that have been or may be issued to us or our licensors will be held valid if subsequently challenged or that others will not claim rights in or ownership of the provisional patent applications and other proprietary rights held or licensed by us. Furthermore, there can be no assurance that others have not developed or will not develop similar products, duplicate any of our technology or design around our patent or any patents that may be issued to us or our licensors.

Our success will also depend in part on our ability to commercialize our technology without infringing the proprietary rights of others. We have not conducted freedom of use patent searches and no assurance can be given that patents do not exist or could not be filed which would have an adverse affect on our ability to market our technology or maintain our competitive position with respect to our technology. If our technologies or subject matter are claimed under other existing United States or foreign patents or are otherwise protected by third party proprietary rights, we may be subject to infringement actions. In such event, we may challenge the validity of such patents or other proprietary rights or we may be required to obtain licenses from such companies in order to develop, manufacture or market our technology. There can be no assurances that we will be able to obtain such licenses or that such licenses, if available, may be obtained on commercially reasonable terms. Furthermore, the failure to either develop a commercially viable alternative or obtain such licenses may result in delays in marketing our technology or the inability to proceed with the development, manufacture or sale of products requiring such licenses, which may have a material adverse effect on our business, financial condition and results of operations. If we are required to defend ourselves against charges of patent infringement or to protect our proprietary rights against third parties, substantial costs will be incurred regardless of whether we are successful. Such proceedings are typically protracted with no certainty of success. An adverse outcome could subject us to significant liabilities to third parties and force us to curtail or cease our development and commercialization of our technology.

Employees

We have commenced only limited operations; therefore, we have no full time employees. Our officers and directors provide services to us on an as-needed basis. Over the next twelve months, we plan to fill the positions of Chief Executive Officer, Chief Financial Officer, Vice President of Marketing and 3 Sales Engineers.

We will also use consultants in many matters, specifically in legal and compliance matters. We intend to use consultants whenever possible, especially in matters not related to our primary line of business.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 5927 Balfour Court, Suite 201, Carlsbad, CA 92008. We are currently leasing two executive offices totaling 300 square feet. These offices are leased for a 6 month term for the rate of $1400/month. We anticipate that we will require additional premises in the foreseeable future in Dubai, and Shanghai.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

General Overview

We were incorporated under the laws of the State of Nevada on March 8, 2006. Since our incorporation, we had been in the process of establishing ourselves as a company that seeks to obtain distribution rights for television programming and movies from film studios, television network companies, and independent production houses. Because we were not successful in implementing our business plan, we decided to change our business to the business of designing and manufacturing domestic waste water treatment plant system.

On September 18, 2007, we entered into an Asset Purchase Agreement with Hans Bio Shaft Limited and Hassan Hans Badreddine pursuant to which we agreed to purchase U.K. patent and related U.S. and European patent applications for a waste water treatment plant system. On September 18, 2007, we completed the acquisition of U.K. Patent GB2390365 titled "WASTE WATER TREATMENT PLANT AND METHOD" and related U.S. and European patent applications from

Hans Bio Shaft Limited. In consideration for the U.K. patent and related U.S. and European patent applications, we issued to Dr. Badreddine, the principal shareholder of Hans Bio Shaft Limited, 27,000,000 restricted shares of our common stock and paid $750,000 in cash.

Furthermore, pursuant to the Asset Purchase Agreement, our directors passed resolutions appointing Dr. Badreddine as our President and a director of our company and we agreed to change our name to such name as Hans Bio Shaft Limited may reasonably request, subject to requisite regulatory approvals.

Over the next twelve months, we plan to:

•	to penetrate the waste water treatment industry worldwide by stressing the cost advantages and space saving capabilities of the Hans BioShaft System;
•

build up a network of strategic alliances with several types of companies, including contractors that specialize in the construction of water treatment plants, engineering firms that work with municipalities and firms that specialize in Build Own Operate project utilities;

•	form a partnership with a Chinese manufacturer that we can outsource to, and fabricate up to 2 Hans BioShaft units per month within the first 3 months;
•

implement our pilot project in Southern California where we will setup and operate a packaged unit in order to complete the municipal permitting process for the California commission on environmental quality; and

•	fill the positions of Chief Executive Officer, Chief Financial Officer, Vice President of Marketing and 3 Sales Engineers.

Cash Requirements

For the next 12 months we plan to expend a total of approximately $3,410,000 in implementing our new business plan of designing and manufacturing domestic waste water treatment plant system. In addition, under the Asset Purchase Agreement that we entered into with Hans Bio Shaft Limited and Hassan Hans Badreddine, we agreed to pay (1) $750,000 upon the due execution and delivery, within 90 days from the closing of the transactions contemplated under the Asset Purchase Agreement, of contracts for the purchase of the waste water plant system in the aggregate amount of $6,000,000 and (2) $1,000,000 upon the due execution and delivery, within 180 days from the closing of the transactions contemplated under the Asset Purchase Agreement, of contracts for the purchase of the waste water plant system in the aggregate amount of $10,000,000.

In addition, we estimate our operating expenses and working capital requirements for the next twelve months as follows:

Estimated Expenses
Marketing/Promotion	$350,000
Officer and Employee Compensation	$1,900,000
Rent and Utilities	$310,000
General and Administrative	$850,000
Total	$3,410,000

Sales and Marketing

We anticipate that we may spend up to $350,000 in the next 12 months in the sales and marketing of our waste water treatment plant system. This amount reflects our commitment to invest in promotional activities for our potential products.

Officer and Employee Compensation

We plan to employ a number of executive officers including a Chief Executive Officer, a Chief Financial Officer, Vice President of Marketing and 3 Sales Engineers. We anticipate that we may spend up to $1,650,000 to hire officers and employees. We also anticipate that we may spend approximately $250,000 in payroll taxes.

Rent and Utilities

We anticipate spending approximately $310,000 on rents and utilities in the next 12 months.

General Administration

We anticipate spending approximately $200,000 on general and administration costs in the next 12 months. These costs will consist primarily of accounting fees, banking, legal fees and telephone and utility bills.

Trends and Uncertainties

We cannot predict whether or when our potential customers purchase our products and this causes uncertainty with respect to the growth of our company and our ability to generate revenues.

Liquidity and Capital Resources

As of July 31, 2007, we had cash of $6,245 and working capital of $4,269. Prior to the completion of the private placement for $1,500,000 on August 22, 2007 we were insolvent and had no remaining cash. As of the date of September 18, 2007, our cash balance is now approximately $750,000. Cash on hand is currently our only source of liquidity. We have not had revenues from inception. The ability of our company to meet our financial liabilities and commitments is primarily dependent upon the continued financial support of our directors and shareholders, the continued issuance of equity to new shareholders, and our ability to achieve and maintain profitable operations.

Management believes that our company's cash and cash equivalents and cash provided by operating activities will not be sufficient to meet our working capital requirements for the next twelve month period. We estimate that we will require an additional $2,660,000 over the next twelve month period to fund our operating cash shortfall. Our company plans to raise the capital required to satisfy our immediate short-term needs and additional capital required to meet our estimated funding requirements for the next twelve months primarily through the private placement of our equity securities. There are no assurances that we will be able to obtain funds required for our continued operation. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease the operation of our business.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further long-term financing, successful and sufficient market acceptance of our products and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Recent Private Placements

On August 22, 2007, we closed a private placement consisting of 3,000,000 units of our securities at a price of $0.50 per unit for aggregate proceeds of $1,500,000. Each unit consists of (i) one common share, (ii) one share purchase warrant entitling the holder thereof to purchase one common share for a period of 24 months commencing from the closing of the private placement, at an exercise price of $0.55 per common share and (iii) one share purchase warrant entitling the holder thereof to purchase one common share for a period of 36 months commencing from the closing of the private placement, at an exercise price of $0.60 per common share.

Capital Expenditures

Other than as required under the terms of the Asset Purchase Agreement with Hans Bio Shaft Limited and Hassan Hans Badreddine, as of September 18, 2007, we do not have any material commitments for capital expenditures and management does not anticipate that we will spend additional material amounts on capital expenditures in the near future.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of September 18, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Hassan Hans Badreddine P.O. Box 14-5422 Ein Mreisse, Building 56 Beirut, Lebanon	Common Stock	27,000,000	30%
Rafeh Hulays 2113 Trafalgar Street Vancouver, British Columbia V6K 3S7 Canada	Common Stock	5,000,000	5.56%
Imad Kamel Yassine 1726 Mulberry Drive San Marcos, CA 92069	Common Stock	18,000,000	20%
Directors and Executive Officers as a Group (3 persons)	Common Stock	50,000,000	55.56%

(1)

Based on 90,000,000 shares of common stock issued and outstanding as of September 18, 2007. Except as otherwise indicated, we believe that the beneficial owner of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following individuals serve as the directors and executive officers of our company. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with our Company	Age	Date First Elected or Appointed
Hassan Hans Badreddine	President and Director	56	September 18, 2007
Rafeh Hulays	Chief Financial Officer, Secretary, Treasurer and Director	40	March 8, 2006
Imad Kamel Yassine	Chief Operating Officer and Director	59	August 14, 2007

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person's principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Hassan Hans Badreddine, President and Director

Hassan Hans Badreddine was appointed as our President and a director of our company on September 18, 2007.

Dr. Badreddine received his Ph.D. in chemical engineering from the technical university of Aachen, Germany. He worked in the water and waste water business since 1980. He was an assistant engineer at the University of Aachen till 1978, and was active in many countries including Europe and the Middle East for more than 25 years. He owned with other European partners three factories in Europe and was a consultant for many different companies in the fields of environment and process engineering. He applied for 6 patents in Europe between 1989 and 1994. He was the CEO of Mid Europe and Bude group in the Netherlands from 1992 till 1996 and served the group to a very high success in developing a simulation process for industrial production especially in the field of petrochemical industry.

In 2002 Dr. Badreddine applied in UK, PCT countries and USA for a patent developed by him under the name of Hans BioShaft. He was granted the patent in the UK.

In 2002 Dr. Badreddine entered into a partnership agreement with Shell services in UK to market and sell the patented technology of Hans BioShaft (the patent registered under his name). In 2004 the Kuwait government through the ministry of public work signed a contract to build a plant of STP by the technology of Hans BioShaft and assigned Dr. Badreddine as the designer and consultant for the plant in Kuwait city. The success of this project drew the attention of one of the largest industrial supply company in Kuwait, FPS international, and it asked Dr. Badreddine to join in forming a new company for the marketing and manufacture of the Hans BioShaft system in the Middle East. Dr. Badreddine has acted as CEO of this company since 2005.

In 2006 KBR of Texas, USA signed with Dr. Badreddine a memorandum of understanding to market, design, execute and manage projects under the Hans BioShaft technology in the Middle East and other countries. Dubai and Croatia are the active markets of cooperation between KBR and Dr. Badreddine up to this date.

In 2007 Dr. Badreddine decided to join our company by selling his patent for the Hans BioShaft System and to serve the American market by introducing his new technology.

Rafeh Hulays, Chief Financial Officer, Secretary, Treasurer and Director

Rafeh Hulays has been serving as our Chief Financial Officer, Secretary, Treasurer and a director of our company since March 8, 2006. The term of his office is for one year and is renewable on an annual basis. Dr. Hulays joined PCS Wireless, Inc. as a Systems Design Engineer in 1996. In 1997, he was promoted to the position of Technology and

Advanced R&D Manager, where he was responsible for due diligence on companies and technologies, new product assessment and provided technical advice to senior management. He also handled the patent profile for the company. From March 1998 to May 2000, he was Program Manager for Elcombe Systems Limited where he was responsible for the overall development of the company's new generation product. From May 2000 to May 2001 he was Vice President of R&D/Advance Services at Milinx Business Services. He was responsible for the delivery of the company's next generation of services, including unified messaging and wired and wireless voice and data services. From June 2001 to September 2004 he was a founder, Chief Technical Officer and a director of Universco BroadBand Networks and Universco BroadBand Americas, Inc.

Dr. Hulays received his Ph.D. in Electrical and Computer Engineering from the University of British Columbia. At the University, he participated in the Advanced Communications Technology Satellite propagation experiment (A NASA-Jet Propulsion Laboratory-Communications Research Centre project). He also worked as a prime Research Assistant on several contracts funded by the Communications Research Centre to study the effect of precipitation on broadband wireless communication systems.

Dr. Hulays has acted the President, Treasurer, Secretary and a director of NetFone, Inc. since June 8, 2004. NetFone, Inc. is a Nevada incorporated company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission. The company's common shares are posted for trading on the OTCBB under the symbol NFON.OB.

Imad Kamel Yassine, Chief Operating Officer and Director

Imad Kamel Yassine was appointed as our Chief Operating Officer on September 18, 2007 and as a director of our company on August 14, 2007.

Mr. Yassine received a B.S.C. degree in Mechanical Engineering from Alexandria University and is a member of the International Desalination Association. He has been involved in the water and waste water treatment industry for over thirty five years, with extensive experience in waste water recycling and desalination technologies. He has extensive experience in management, finance, international trade, manufacturing relating to the waste water treatment industry in addition to extensive knowledge of the U.S. and the international market.

In 2003 Mr. Yassine established Enviromatch Inc. and served as its CEO. Enviromatch is a water and waste water treatment consulting company. In 2005 he served as a director of Bauer International Corporation, which designs and manufactures water and waste water treatment systems. In 2005 he worked with Hussey, Gay, Bell & Deyoung Inc. Consulting Engineers. He provided business development and marketing services to identify and qualify potential clients for Hussey, Gay, Bell & Deyoung for water & waste water treatment and desalination. In 2007 he co-founded and served as a director for Enviromatch Co. Ltd. Enviromatch Co. Ltd. is a company specializing in the design and supply of standard and custom water and waste water treatment equipment and solutions. Enviromatch Co. Ltd combines the experience and reputation of American technology and the low cost of Chinese manufacturing and sales knowledge of the Asian market.

Involvement in Certain Legal Proceedings

Except as disclosed below, none of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
•

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Imad Kamel Yassine, a director of our company, was the president of Aquamatch, Inc. around the time the company filed for bankruptcy on September 6, 2002. Mr. Yassine resigned as the president of Aquamatch, Inc. prior to or upon filing for bankruptcy by Aquamatch, Inc.

EXECUTIVE COMPENSATION

Executive Compensation

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;
(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended April 30, 2007; and
(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended April 30, 2007, who we will collectively refer to as our named executive officers, of our company from the date of our incorporation on March 8, 2006 to April 30, 2007, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation does not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Altaf Alimohamed(1) President and CEO	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Rafeh Hulays CFO, Secretary and Treasurer	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)

Altaf Alimohamed resigned as our President and Chief Executive Officer on September 18, 2007 when Hassan Hans Badreddine was appointed our President and a director of our company pursuant to the Asset Purchase Agreement.

We have not entered into written employment agreements with our directors and officers.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for our directors or officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or officers, except that stock options may be granted at the discretion of our board of directors in the future.

We have no plans or arrangements in respect of remuneration received or that may be received by the officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Outstanding Equity Awards at Fiscal Year-End

As at September 18, 2007, we had not adopted any equity compensation plan and no stock, options, or other equity securities were awarded to our principal executive officer or two other most highly compensated executive officers.

Director Compensation

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Since inception to the date hereof, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

During the last two years and except as disclosed below, none of the following persons has had any direct or indirect material interest in any transaction to which our company was or is a party, or in any proposed transaction to which our company proposes to be a party:

•	any director or officer of our company;
•	any proposed director of officer of our company;
•	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or
•	any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws).

On August 21, 2007, Altaf Alimohamed, our former President and Chief Executive Officer, returned his 141,000,000 shares of our common stock to the treasury for cancellation. On the same day, Rafeh Hulays, our Chief Financial Officer and a director of our company returned his 69,000,000 shares of our common stock to the treasury for cancellation.

Our directors are not independent because all of our directors are executive officers of our company. The determination of independence of directors has been made using the definition of “independent director” contained under Rule 4200(a)(15) of the Rules of National Association of Securities Dealers.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 300,000,000 shares of our common stock with a par value of $0.001 per share and 25,000,000 shares of our preferred stock with $0.001 par value.

No holders of shares of our capital stock are entitled to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities which we may be authorized to issue. Our capital stock may be issued and sold for such consideration as may be fixed by our board of directors, provided that the consideration so fixed is not less than par value.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

Common Stock

As at September 18, 2007, there were 90,000,000 shares of our common stock issued and outstanding that are held by 36 shareholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and they do not have cumulative voting rights.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of preferred stock with $0.001 par value. Our board of directors is authorized to issue preferred stock and to fix the consideration and preferences of the preferred stock. The preferred stock does not have any voting power. At the present time, no rights, preferences or limitations have been established for our preferred stock.

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock were initially approved for quotation on the OTC Bulletin Board under the symbol, "PSEN" on February 5, 2007. On June 14, 2007, we increased our authorized common stock from 25,000,000 with a par value of $0.001 to 300,000,000 with a par value of $0.001. On July 10, 2007, our Board of Directors approved a 60 for 1 forward stock split of our issued and outstanding shares of common stock. The forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on July 31, 2007 under the new symbol "PNST". According to Yahoo! Finance, our common stock has not traded through the OTC Bulletin Board prior to September 18, 2007.

Holders of our Common Stock

Our common shares are issued in registered form. The transfer agent and registrar for our common stock is Nevada Agency & Trust Company, located at Suite 880 – Bank of America Plaza, 50 West Liberty Street, Reno, Nevada 89501 (Telephone: (775) 322-0626; Facsimile: (775) 322-5623). As of September 18, 2007, there were 90,000,000 common shares issued and outstanding held by 36 shareholders of record.

Dividends

Since our inception, we have not paid dividends on our common stock and do not anticipate paying dividends in the near future. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or

•

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have any equity compensation plans in place.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our bylaws provide that we will indemnify and hold harmless:

every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was our director or officer or is or was serving at our request or for our benefit as a director or officer of another corporation, or as our representative in a partnership, joint venture, trust or other enterprises.

to the fullest extent legally permissible under the Nevada corporation law against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

Our bylaws further provide that we must pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On August 22, 2007, we closed a private placement consisting of 3,000,000 units of our securities at a price of $0.50 per unit for aggregate proceeds of $1,500,000. Each unit consists of (i) one common share, (ii) one share purchase warrant entitling the holder thereof to purchase one common share for a period of 24 months commencing from the closing of the private placement, at an exercise price of $0.55 per common share and (iii) one share purchase warrant entitling the holder thereof to purchase one common share for a period of 36 months commencing from the closing of the private placement, at an exercise price of $0.60 per common share.

We issued the units to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On September 18, 2007, we issued 27,000,000 restricted shares of our common stock to Hassan Hans Badreddine in exchange for U.K. patent and related U.S. and European patent applications pursuant to the Asset Purchase Agreement that we entered into with Hans Bio Shaft Limited and Dr. Badreddine. We issued 27,000,000 shares to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On August 14, 2007 Altaf Alimohamed resigned as a director of our company and Imad Kamel Yassine was appointed as his replacement. Concurrent with the resignation, on August 20, 2007 Mr. Yassine acquired 9,000,000 common shares from each of Mr. Alimohamed and Rafeh Hulays, a director of our company, at a price of $0.001 per share to hold 18,000,000 shares, for an aggregate of $18,000. The source of the funds used to acquire the 18,000,000 common shares was Mr. Yassine's personal funds.

On August 21, 2007 Mr. Alimohamed and Mr. Hulays returned 141,000,000 and 69,000,000 common shares respectively to our treasury for cancellation.

Upon the closing of the transactions contemplated under the Asset Purchase Agreement on September 18, 2007, we issued 27,000,000 shares of our common stock to Hassan Hans Badreddine in consideration for the acquisition of the U.K. patent and related U.S. and European patent applications.

As of September 18, 2007, Mr. Yassine and Dr. Badreddine own 20% and 30% of the issued and outstanding shares of our common stock, respectively.

There are no arrangements or understandings between Mr. Yassine and Dr. Badreddine and their respective associates with respect to election of directors or other matters. We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the closing of the transactions contemplated under the Asset Purchase Agreement, Altaf Alimohamed resigned as our President and Hassan Hans Badreddine was appointed as our President and a director of our company on September 18, 2007.

On September 18, 2007, Imad Kamel Yassine was appointed as our Chief Operating Officer. Mr. Yassine was also appointed as a director of our company on August 14, 2007.

Descriptions of Dr. Badreddine’s and Mr. Yassine’s business experiences over the past five years can be found in a section titled "Directors and Executive Officers, Promoters and Control Persons."

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the transactions contemplated under the Asset Purchase Agreement on September 18, 2007, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the Asset Purchase Agreement and the business of our company following the closing date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibits required by Item 601 of Regulation S-B

Exhibit Number	Description
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on June 13, 2006)
3.2	By-laws (incorporated by reference from our Registration Statement on Form SB-2 filed on June 13, 2006)
3.3	Certificate of Amendment (incorporated by reference from our Current Report on Form 8-K filed on August 6, 2007)
(10)	Material Contracts
10.1	Form of Subscription Agreement (incorporated by reference from our Current Report on Form 8-K filed on August 24, 2007).
10.2	Affiliate Stock Purchase Agreement dated August 20, 2007 between Imad Yassine, Altaf Alimohamed and Rafeh Hulays (incorporated by reference from Schedule 13D filed on August 24, 2007)
10.3*	Asset Purchase Agreement dated September 18, 2007 between Hans Bio Shaft Limited, Hassan Hans Badreddine and our company
10.4*	Patent Assignment Agreement dated September 18, 2007 between Hans Bio Shaft Limited and our company

*filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINTSTAR ENTERTAINMENT CORP.

By: /s/ Rafeh Hulays

Name: Rafeh Hulays

Title: Director

Dated: September 24, 2007

CW1391921.5